Exhibit 10.8

OFFICE LEASE

This Office Lease (the “Lease”), dated for reference purposes only as of July 31, 2019, is made by and between 343 West Sunset, LLC, a Texas limited liability company (“Landlord”), with an address of c/o Endura Advisory Group, 9311 San Pedro, Suite 850, San Antonio, Texas 78316, Attention: Property Manager, and Village Oaks Pathology Services, P.A., a Texas professional association d/b/a Precision Pathology (“Tenant”), with an address of 3300 Nacogdoches Road, Suite 110, San Antonio, Texas 78217, Attention: Dr. Roby Joyce (with a copy to: Shelley Morkovsky, Attorney at Law, P.O. Box 10173, San Antonio, Texas 78210). This Lease amends and restates one certain Short Form Medical Office Lease dated March 31, 2015, by and between AEA Investments Ill, LLC, as Landlord, and Village Oaks Pathology Services, P.A., a Texas professional association d/b/a Precision Pathology, as Tenant, covering the premises known commonly as 3300 Nacogdoches Road, Suites 108, 110, 115 and _120, San Antonio, Texas 78217, as amended by Commercial Lease Amendment dated May 15, 2018 (as amended, the “Prior Lease”). Landlord, successor-in-interest to the landlord in the Prior Lease, and Tenant hereby agree to add additional lease space and modify and terms and conditions of the Prior Lease, as provided herein.

ARTICLE 1 - REAL PROPERTY BUILDING AND PREMISES

1.1 Real Property, Building and Premises. Upon and subject to the terms, covenants and conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain space containing approximately 11,066 rentable square feet (the “Premises”) commonly known as Suite 100 (approx. 1659 square feet), Suite 105 (approx. 1093 square feet), Suite 108 (approx. 2148 square feet), Suite 110 (approx. 2844 square feet), Suite 115 (approx. 2146 square feet), and Suite 120 (approx. 1176 square feet), located min that certain office building known as Building One containing approximately 47,455 rentable square feet (the “Building”) whose address is 3300 Nacogdoches Road, San Antonio, Texas 78217. The Building is part of that multibuilding office business project commonly known as “3300 Nacogdoches”. The floor plan of the Premises is attached hereto as Exhibit A. The Building, including the surface parking areas serving the Building (“Building Parking Area”), the other buildings in the project, the outside plaza areas, land and other improvements surrounding the Building which are designated from time to time by Landlord as common areas appurtenant to or servicing the Building, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the “Real Property” or the “Building Complex” or the “Project.” Tenant shall have the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other common areas of the Building, the other buildings in the Building Complex and/or Real Property; provided, however, that the use thereof shall be subject to such reasonable, non-discriminatory rules and regulations as Landlord may make from time-to-time. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof, so long as the changes do not change the nature of the Real Property to something other than a first class office building project or materially, adversely interfere with Tenant’s use of the Premises for the permitted use.

1.2 Remeasurement of Premises. The rentable square feet of the Premises is approximately as set forth in Section 1.1 above. For purposes hereof, the rentable square feet of the Premises and the Building shall be calculated by Landlord pursuant to the standard method of measurement for the Building used by Landlord. The rentable square feet of the Premises and the Building are subject to verification from time to time by Landlord’s planner/designer and such verification shall be made in accordance with the provisions of this Section 1.2. Tenant’s architect may consult with Landlord’s planner/designer regarding such verification, except to the extent it relates to the rentable square feet of the Building; provided, however, the determination of Landlord’s planner/designer shall be conclusive and binding upon the parties. If Landlord’s planner/designer determines that the rentable square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect rentable square footage (including, without limitation, the amount of the Base Rent and Tenant’s Share) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

1.3 Condition of Premises; Landlord’s Work. Except as specifically set forth hereinbelow and elsewhere in this Lease:

(i) Tenant shall accept the Premises, the Building, and the Real Property, including the base, shell, and core of (A) the Premises and (B) the floor of the Building on which the Premises is located (collectively, the “Base, Shell, and Core”) in their “AS-IS” condition as of the Lease Commencement Date; (ii) Landlord shall not be obligated to provide or pay for any improvements to or for the Premises other than performing the Landlord’s Work, defined below; and (iii) Landlord has made no representation or warranty regarding the condition of the Premises, the Building or the Real Property. Notwithstanding the foregoing to the contrary, Tenant shall be entitled to receive from Landlord a refurbishment allowance (the “Tenant Improvement Allowance”) in the amount of up to, but not exceeding $6,636.00 (i.e., $4.00 per rentable square foot for Suite 100 (the “New Premises”) to help reimburse Tenant for the actual out-of-pocket costs incurred and paid for by Tenant (collectively, the “Tenant Improvement Costs”) during the Allowance Availability Period (as defined hereinbelow) in connection with the design, construction, acquisition and installation of any permanently affixed tenant improvements and alterations which are made and/or installed by or for Tenant in or to the Premises (the “Tenant Improvement Work”). Landlord shall reimburse Tenant $1,064.00 of the cost for Tenant’s replacement of the lighting fixtures in Suite 105 immediately upon receipt of notice from Tenant that such installation is complete. As used herein, the “Allowance Availability Period” shall mean the period commencing on the Lease Commencement Date and expiring on the date that is one (1) year thereafter. The Tenant Improvement Work shall constitute “Alterations” under this Lease and shall be undertaken by Tenant in accordance with the terms of Article 7 below. Disbursement from the Tenant Improvement Allowance shall be made to Tenant within ten (10) days after Tenant’s final completion of the Tenant Improvement Work. “Landlord’s Work” as used herein, shall mean the work that Landlord is obligated to perform on the New Premises based on the list of items/projects set forth on Exhibit C attached hereto and incorporated herein by reference.

ARTICLE 2 - LEASE TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of execution of this Lease except for the provisions of this Lease relating to the payment of Rent. The initial term of this Lease (the “Lease Term”) shall be for a five (5) year period commencing on the earlier of (i) sixty (60) days after the date Landlord delivers possession of the Premises to Tenant with Landlord’s Work Substantially Complete (the “Lease Commencement Date”), or (ii) the date Tenant opens for business in the New Premises, and expiring on the last day of the calendar month in which the fifth (5th) anniversary of the Lease Commencement Date occurs (or, if the Lease Commencement Date occurs on the first (lst) day of a calendar month, then expiring on the day immediately prior to the date upon which the fifth (5th) anniversary of the Lease Commencement Date occurs). Tenant’s obligation to pay Rent shall commence upon the Lease Commencement Date, except as otherwise expressly provided in Section 3.1 below. Landlord anticipates that Landlord will deliver possession of the Premises with Landlord’s Work Substantially Complete on or about the date that is twenty (20) days from the date of the mutual execution and delivery of this Lease (the “Estimated Lease Commencement Date”). This Lease shall not be void, voidable or subject to termination, nor shall Landlord be liable to Tenant for any loss or damage, resulting from Landlord’s inability to deliver the Premises to Tenant with Landlord’s Work Substantially Complete (or in fact to deliver the Premises to Tenant at all) by the Estimated Lease Commencement Date or by any other date. Following the Lease Commencement Date, Landlord may deliver to Tenant a notice of Lease Term dates confirming the Lease Commencement Date and that Landlord has completed Landlord’s Work and Tenant has accepted the Premises, which notice Tenant shall execute and return to Landlord within five (5) days after Tenant’s receipt thereof.

2.2 Existing Lease. Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain premises commonly known as Suites 108, 110, 115 and 120 and located in the Building pursuant to the Prior Lease described above. The Prior Lease is currently scheduled to expire on September 30, 2020. Landlord and Tenant hereby agree that, notwithstanding anything to the contrary contained in the Prior Lease, the Prior Lease shall terminate as of 11:59 P.M. on the day before the Lease Commencement Date (the “Lease Termination Date”) and, if the Lease Commencement Date occurs on a date that is after September 30, 2020, then the lease term of the Prior Lease shall be automatically extended to expire upon the Lease Termination Date upon the same terms and at the same rent as in effect as of March 31, 2019. Notwithstanding such termination of the Prior Lease: (A) Landlord shall apply the existing Security Deposit under the Prior Lease (which is currently $8,000.00) (the “Existing Security Deposit”) towards the Security Deposit to be provided by Tenant for this Lease as set forth in Section 3.3 below, and, accordingly, Landlord shall not be obligated to return the Existing Security Deposit to Tenant pursuant to the provisions of the Prior Lease; and (B) Tenant shall remain liable for: (l) all of its obligations as tenant under the Prior Lease arising prior to the Lease Termination Date, including its obligation to pay Additional Rent (as defined in the Existing Lease) for the Existing Premises during the term of the Prior Lease; and (2) all of Tenant’s indemnification and other obligations under the Prior Lease which expressly survive termination of the Prior Lease.

2.3 Early_ Occupancy. If prior to the Lease Commencement Date Tenant uses or occupies the New Premises or any part thereof with Landlord’s prior written consent for the purpose of completing alterations to the New Premises, Tenant agrees to observe and perform all the provisions of this Lease except those which require payment of Base Rent and Tenant’s Share of Operating Expenses.

ARTICLE 3 - RENT

3.1 Base Rent. Tenant shall pay to Landlord, at the place from time-to-time designated by Landlord, in U.S. currency or a check for U.S. currency, base rent (“Base Rent”) in the amount and for the periods set forth in the following schedule (pro-rated by Landlord for any partial months during the Lease Term):

Month of Lease Term	Monthly Base Rent	Annual Base Rent Rate Per Square Foot of Net Rentable Area of the Premises
1 - 12	$8,760.58	$9.50
13 -24	$9,221.67	$10.00
25 -36	$9,452.21	$10.25
37 — 48	$9,682.75	$10.50
49 -60	$10,143.83	$11.00

There shall be no adjustment in the Base Rent based upon the actual rentable square footage of the Premises (if different from that stated in Section 1.1 above). The Base Rent shall be paid in advance on or before the 1st day of each and every month during the Lease Term, without any notice, demand, setoff or deduction, except that the Base Rent for the 1st full month of the initial Lease Term shall be paid at the time of Tenant’s execution of this Lease.

3.2 Additional Rent. In addition to paying the Base Rent specified in Section 3.1 above, Tenant shall pay as additional rent, Tenant’s Share of the Operating Expenses (as those terms are defined below) for each calendar year, or portion thereof. Such additional rent, together with other amounts of any kind (other than Base Rent) payable by Tenant to Landlord under this Lease, shall be collectively referred to in this Lease as “Additional Rent”, and, collectively with Base Rent, shall be referred to herein as “Rent”. Tenant’s obligations to pay the Additional Rent provided for in this Section 3.2 shall survive the expiration of the Lease Term. For purposes hereof, “Tenant’s Share” shall equal 23.32% (i.e., 11,066 rentable square feet in the Premises/47,455 rentable square feet in the Building).

3.2.1 Calculation and Payment of Additional Rent. Tenant’s Share of Operating Expenses for any calendar year, or portion thereof, shall be calculated and paid as follows:

3.2.1.1 Estimated Operating Expenses. On or before the 1st day of the calendar year in which the Commencement Date occurs and for each calendar year thereafter, Landlord shall endeavor to deliver to Tenant an estimate statement (the “Estimate Statement”) of Landlord’s good faith calculation of Tenant’s Share of Operating Expenses to be due by Tenant for the f01thcoming calendar year (the “Estimate Amount”). Thereafter, unless Landlord delivers to Tenant a revision of the Estimate Statement, Tenant shall pay to Landlord monthly, coincident with Tenant’s payment of Base Rent, l/ 12th of the Estimate Amount; provided, however, if any such Estimate Statement is delivered to Tenant for any calendar year after the 1st day of such calendar year, Tenant shall pay to Landlord, within thirty (30) days after receipt of such Estimate Statement, a fraction of the Estimate Amount; such fraction shall have as its numerator the number of months which have elapsed in such current calendar year as of the date such Estimate Statement has been delivered to Tenant to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Landlord may estimate and re-estimate Tenant’s Share of Operating Expenses to be due by Tenant for that calendar year and adjust the monthly installments of the Estimate Amount accordingly.

3.2.1.2 Actual Operating Expenses. Landlord shall deliver to Tenant as soon as available following the end of each calendar year, but in no event later than ninety (90) days following year-end, a reconciliation statement (the “Statement”) of the actual Operating Expenses incurred or accrued for the preceding calendar year, and Tenant’s Share thereof, with the Estimated Amount previously paid by Tenant pursuant to Section 3.2.1.1 for such preceding calendar year. Within thirty (30) days after Tenant receives the Statement for each Expense Year, Tenant shall pay any underpayment of Tenant’s Share of Operating Expenses shown by the Statement. If there is an overpayment of Tenant’s Share of the Operating Expenses set forth on the Statement, the amount of such overpayment shall be credited against payments of Tenant’s Share of the estimated Operating Expenses as they become due for the then current calendar year (or, if such overpayment occurs for the last calendar year of the Lease Term, such overpayment amount shall be paid by Landlord to Tenant within thirty (30) days of Landlord’s delivery to Tenant of the Statement). Landlord’s failure to provide Tenant with a Statement for a particular calendar year within 18 months after the end of such calendar year shall constitute a waiver of Landlord’s right to collect any Operating Expenses in addition to those already collected by Landlord except for any additional expenses levied by any governmental authority or by any public utility companies (including, without limitation, as a result of any new or supplemental tax bills issued by the applicable taxing authority) after such 18-month period but attributable to such calendar year.

3.2.2 Operating Expenses. “Operating Expenses” shall mean all costs and expenses (including, without limitation, real and personal property taxes and assessments) which Landlord pays or accrues by virtue of the ownership, use, management, leasing, maintenance, service, operation, insurance or condition of the Real Property and all improvements thereof, including, without limitation, the Building and the Building Parking Area, during a particular calendar year or portion thereof as determined by Landlord or its accountant in accordance with standard real estate accounting practices. Operating Expenses shall also include, but not be limited to, the annual amortization (including interest on the unamortized cost at the Amortization Interest Rate) of the cost (the “Capital Expenditures”) of any capital alterations, capital additions, capital repairs and capital improvements (i) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property but only to the extent of the cost savings reasonably anticipated to be achieved therefrom, (ii) made to the Real Property after the Lease Commencement Date that are required under any governmental law or regulation (or amendment thereof) not in effect on the Lease Commencement Date, (iii) pertaining to replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, or (iv) which are reasonably determined by Landlord to be reasonably required to maintain the functional character of the Real Property as a first-class office building project. Capital Expenditures shall be amortized over the useful life of the particular capital item in question as Landlord shall reasonably determine in accordance with standard real estate management and accounting practices consistently applied by Landlord and consistent with standard real estate management and accounting practices used by landlords of other first-class office buildings in San Antonio, Texas (the “Comparable Buildings”). As used herein, the “Amortization Interest Rate” shall mean a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its reference rate, plus one percent (1%) per annum. If the occupancy of the Building during any part of any calendar year is less than one hundred percent (100%), Landlord shall make an appropriate adjustment of the Operating Expenses for that calendar year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been one hundred percent (100%) occupied. This amount shall be considered to have been the amount of Operating Expenses for that calendar year. Notwithstanding the foregoing to the contrary, Landlord shall not (A) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others, and (B) collect Operating Expenses from Tenant and all other tenants/occupants in the Building in an amount in excess of what Landlord incurred for the items included in Operating Expenses.

3.2.3 Operating Expense Exclusions. “Operating Expenses” shall not include the following: (i) expenditures classified as Capital Expenditures in accordance with standard real estate accounting practices, except as set forth in Section 3.2.2 above; (ii) costs for which Landlord receives reimbursement by Tenant, by any other tenant of the Building or by any other third party (other than through the operating expense pass-through provisions of their leases); (iii) marketing costs, leasing commissions, brokerage fees, attorneys’ fees and other costs incurred by Landlord in connection with leasing or attempting to lease space within the Real Property; (iv) debt service on any indebtedness secured by the Real Property (except debt service on indebtedness to purchase or pay for items specified as permissible Operating Expenses); (v) sums which constitute repairs or other work necessitated by fire or other casualty for which Landlord receives insurance proceeds; (vi) sums incurred for the alteration or renovation of vacant space in the Building; (vii) expenditures paid to a related corporation, entity or persons which are in excess of the amount which would be paid in the absence of such relationship; (viii) expenditures resulting from the relocation or moving of tenants in the Building to another location within the Building; (ix) any net income, franchise or corporate tax, any leasehold taxes on other tenants’ personal property, sales, capital levy, capital stock, excess profits, and documentary transfer taxes; (x) attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants of the Real Property, or any other attorneys’ fees incurred in connection with the Real Property (including, without limitation, any financing, sale or syndication of the Real Property), except (A) as specifically enumerated as an Operating Expense in this Lease and/or (B) to the extent the expenditure of such attorneys’ fees generally benefits all of the tenants of the Real Property; (xi) costs incurred by Landlord due to the violation by Landlord or a tenant of the terms and conditions of any lease of space within the Real Property; (xii) Landlord’s general corporate overhead and administrative expenses, except for Landlord’s property management fee; (xiii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by or on behalf of Landlord; (xiv) costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Real Property into compliance with applicable Laws in effect as of the Lease Commencement Date and as interpreted by applicable governmental authorities as of such date, including, without limitation, any costs to correct building code violations pertaining to the design or construction of the Building or any other improvements to the Real Property, to the extent such violations exist as of the Lease Commencement Date under any applicable Laws in effect and as interpreted by applicable governmental authorities as of such date; (xv) utility costs to the extent Tenant or any other tenant of the Real Property is directly paying such utility costs to the applicable utility provider; (xvi) costs of correcting defects in, or significant design error relating to, the initial design or construction of the Building or any other improvements to the Real Property or equipment or materials used therewith, and costs incurred in connection with the original construction of the Real Property; and (xvii) costs incurred to comply with Laws with respect to cleanup, removal, investigation and/or remediation of any Hazardous Materials in, on or under the Real Property and/or the Building to the extent such Hazardous Materials are: (A) present in the soil or groundwater of the Real Property; (B) in existence as of the Lease Commencement Date and in violation of Laws in effect as of the Lease Commencement Date; and/or (C) introduced into or onto the Real Property and/or Building after the Lease Commencement Date by Landlord or any of Landlord’s agents, employees, contractors or tenants in violation of Laws in effect as of the date of introduction.

3.2.4 Audit Rights. If Tenant disputes the amount of the Operating Expenses set forth in the Statement for the particular calendar year delivered by Landlord to Tenant pursuant to Section 3.2. I .2 above, Tenant shall have the right, at Tenant’s cost, after reasonable notice to Landlord, to have Tenant’s authorized employees inspect, at Landlord’s office (or property manager’s office) in Bexar County during normal business hours, Landlord’s books, records and supporting documents concerning the Operating Expenses for such calendar year set forth in such Statement (but not for any prior calendar year); provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described hereinbelow, or object to or otherwise dispute the amount of the Operating Expenses set forth in any such Statement unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within six (6) months _immediately following Landlord’s delivery of the particular Statement in question (the “Review Period”); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant’s exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 3.2.4, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 3 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Building Complex. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Operating Expenses set forth in the Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant (which is not paid on a commission or contingency basis) selected by Tenant and reasonably approved by Landlord (the “Accountant”) to complete an audit of Landlord’s books and records to determine the proper amount of the Operating Expenses incurred and amounts payable by Tenant for the calendar year which is the subject of such Statement (but not for any prior calendar year). Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within fifteen (15) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be of the “Big 4” accounting firms (which is not paid on a commission or contingency basis), as selected by Tenant and reasonably approved by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge, together with interest on the amount of the over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement which was the subject of such audit overstated Operating Expenses by six percent (6%) or more of the actual Operating Expenses which was the subject of such audit, in which case all reasonable and documented costs incurred by Tenant in connection with said audit (but not in excess of the over-charge) shall be reimbursed by Landlord within thirty (30) days after demand therefor. The payment by Tenant of any amounts pursuant to this Article 3 shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Statement in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Statement shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Operating Expenses shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 3.2.4, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential (except if required by any court to disclose such information or if such information is available from an inspection of public records), and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

3.3 Security Deposit. The Existing Security Deposit shall serve as the security deposit (the “Security Deposit”) under this Lease. As set out in the Prior Lease, Landlord shall apply $2,000.00 of the remaining balance of the Security Deposit against the monthly installment of Base Rent payable by Tenant for the fifty-third (53rd) month of the Initial Lease Term, as such term is defined in the Prior Lease, so long as Tenant is not then in default under the Lease and Landlord has not used any portion of the Security Deposit to cure a default by Tenant under the Prior Lease. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease (and, during the term of the Existing Lease, the Existing Lease) to be kept and performed by Tenant during the Lease Term. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease (or, during the term of the Existing Lease, the Existing Lease), including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material default under this Lease (and, during the term of the Existing Lease, the Existing Lease). The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not (i) prevent Landlord from exercising any other right or remedy provided by this Lease (or, during the term of the Existing Lease, the Existing Lease) or by law, it being intended that Landlord shall not first be required to proceed against the Security Deposit, nor (ii) operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Real Property, any of the other buildings in the Building Complex, and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Security Deposit to the transferee or mortgagee. Upon such transfer or assignment of the Security Deposit, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Security Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease (and the Existing Lease) to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term.

3.4 Late Charge/lnterest. If any installment of Rent is not received by Landlord or Landlord’s designee within five (5) days after it is due, then Tenant shall pay to Landlord, as Additional Rent and not as liquidated damages, a late charge equal to five percent (5%) of the amount due. Such late charge _represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment of Rent by Tenant. In addition to such late charge, any Rent owing hereunder which is not paid by the date due shall thereafter bear interest until paid at a rate (the “Interest Rate”) equal to the lesser of (i) twelve percent (12%) per annum, or (ii) the highest rate permitted by applicable Laws.

ARTICLE 4 - USE OF PREMISES

4.1 Use. Subject to the restrictions and limitations set forth below in this Article 4, Tenant shall use the Premises solely for general office purposes and as a pathology laboratory, all consistent with the character of the Project as a first-class medical office building project (herein, the “Permitted Use”), and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or other governmental rule, regulation, or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Laws”). At its expense, Tenant shall promptly comply with all such Laws, other than the making of structural changes to the Building or changes to the Base, Shell and Core (collectively the “Excluded Changes”); provided, however, Tenant shall reimburse Landlord, within thirty (30) days after invoice, for the cost of any such Excluded Changes to the extent the same are required due to Tenant’s alterations to or specific manner of use of the Premises. In addition, Tenant shall, at Tenant’s expense, comply with (i) all recorded covenants, conditions, and restrictions now or hereafter affecting the Building Complex and which have been provided to Tenant in writing, (ii) all insurance company requirements pertaining to the use of the Premises and which have been provided to Tenant in writing, and (iii) the Rules and Regulations attached hereto as Exhibit B and such other reasonable, non-discriminatory modifications thereto as Landlord may from time-to-time adopt. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building Complex. Tenant shall be responsible, at its sole cost and expense, for obtaining all operating permits, licenses and governmental approvals necessary for the operation of Tenant’s Permitted Use and for determining that the Premises, the Building and the Building Complex are suitable for Tenant’s Permitted Use (including, without limitation, zoning and capacity of the Building’s systems and equipment) and neither Landlord nor its agents has made or is making any representations or warranties as to the suitability of the Premises, the Building or the Building Complex for Tenant’s Permitted Use or that Tenant’s use is permitted under current zoning or other applicable Laws. In addition, Tenant agrees to conduct the practice of Tenant’s profession in the Premises in compliance with the code of ethics of Tenant’s professional association.

4.2 Specific Restricted Uses. Without limiting the provisions in Section 4.1 above, Tenant agrees not to engage in or permit the Premises to be used for the practice of radiology, or to maintain any x-ray, or other electromagnetic medical equipment, machines or devices, radiation therapy, nuclear medicine, or diagnostic ultrasound in the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant specifically agrees that it shall not be permitted to perform any abortion services from the Premises. If any of the services provided from the Premises result in protests or demonstrations at the Building Complex, Tenant shall discontinue such services upon notice from Landlord. Tenant also agrees not to dispense drugs, eyeglasses, surgical devices or medicine except to Tenant’s own patients as an incidental part of, and in the ordinary course of business of, Tenant’s practice. Tenant shall not allow any patient to reside in or remain in the Premises on an overnight or inpatient basis. Tenant shall not use any apparatus, machinery or device in or about the Premises which would make any noise or set up any vibration outside of the Premises. Tenant further agrees not to connect with electric wires, water or air pipes any apparatus, machinery or device not shown on suite improvement plans without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All walls, ceilings, floors and doors of any rooms used for examination, diagnosis, testing or therapy shall be properly shielded and shall comply with all applicable laws and other requirements from time to time in effect. Tenant shall have the right, after written notice to Landlord, to contest by appropriate legal proceedings the validity or application of any law, ordinance or other legal requirement and to delay compliance therewith pending the prosecution of such proceedings, provided that (i) no civil or criminal penalty would be incurred by Landlord and no lien or charge would be imposed upon the Premises or the Building Complex by reason of such delay, (ii) in Landlord’s reasonable opinion, such delay would not result in any material interference or disruption with Landlord’s operation of the Building Complex or the ability of Landlord to lease space in the same, and (iii) in Landlord’s reasonable opinion, such delay would not result in any increased risk of injury or harm to persons or damage to property.

4.3 Hazardous Materials.

4.3. I Restrictions on Use. Neither Tenant nor its agents, employees, contractors, licensees, sublessees, assignees or invitees shall use, generate, handle, store, treat, practice or dispose of any Hazardous Materials (as defined below) in, on, under or about the Premises, the Building or the Building Complex, except that Tenant may use in the Premises: (i) general office supplies typically used in an office area in the ordinary course of business, such as copier toner, liquid paper, glue, ink, and cleaning solvents, but only to the extent the same are used by Tenant in the manner for which they were designed and in compliance with all applicable Laws and the provisions of this Lease; and (ii) customary medical materials, wastes and substances as are used in a pathology laboratory (A) a list of which and the materials safety data sheets for which shall be available at all times in the Premises for review by Landlord, (B) which are used only in connection with and as part of, and in such amounts as may be normal for, Tenant’s Permitted Use conducted by Tenant in the Premises, and (C) which are handled and disposed of in a safe and healthful manner, in accordance with all applicable Laws, in accordance with any requirements, conditions, rules and regulations as are imposed by the College of American Pathology (CAP) in connection therewith (“Permitted Pathology Materials”). If Landlord consents (which consent may be withheld in Landlord’s sole but good faith discretion) to the generation, production, use, handling, storage, treatment or disposal of Hazardous Materials (other than Permitted Pathology Materials) in the Premises by Tenant, its agents, employees, contractors, sublessees or invitees, then in addition to any other requirements or conditions that Landlord may impose in connection with such consent, Tenant shall promptly deliver to Landlord copies of all permits, approvals, filings, reports and hazardous wastes manifests, _if any are required, reflecting the legal and proper generation, production, use, storage, treatment or disposal of all such Hazardous Materials. Upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials, including Permitted Pathology Materials and those consented to by .Landlord, arising out of or related to the use or occupancy of the Premises by Tenant, or its agents, employees, contractors, sublessees, invitees or assigns, to be removed from the Premises, the Building and the Building Complex, and transported for use, storage or disposal in accordance with all applicable Laws.

4.3.2 Tenant’s Indemnity and Covenants. Tenant shall be solely responsible for and shall indemnify, defend and hold harmless Landlord and the Landlord Parties (as defined below) from and against any and all Claims (as defined below) incurred in connection with or arising from: (i) the generation, production, use, handling, storage, treatment or disposal of any Hazardous Materials in or about the Premises, the Building or Building Complex by Tenant, or any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant; and (ii) the breach of this Section 4.3 by Tenant, or any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant. This indemnification of Landlord and the Landlord Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration work. Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to remediate any such Hazardous Materials introduced by Tenant, or any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant, and return the Premises, Building and/or Building Complex to the condition existing prior to the introduction of any such Hazardous Materials, provided Landlord’s approval of such actions shall first be obtained and Tenant shall fully cooperate in connection with any such clean-up, restoration or other work, at Tenant’s sole cost and expense. Furthermore, Tenant shall immediately notify Landlord in writing of: (A) any accidental, unexpected or illegal spill, release, discharge or disposal of any Hazardous Materials in, on or under the Premises, the Building or Building Complex, or any portion thereof; (B) any enforcement, clean up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials laws or ordinances; (C) any claim made or threatened by any person against Tenant, the Premises, the Building or the Building Complex relating to damage, contribution, cost, recovery, compensation, loss or injury resulting from, or claim to result from, any Hazardous Materials; and (D) any reports of Tenant made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises, the Building or the Building Complex, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within ten (10) business days after Tenant first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Building or Building Complex, or Tenant’s use thereof. Tenant acknowledges that Landlord, at Landlord’s election, shall have the sole right, at Tenant’s expense, to negotiate, defend, approve and appeal any action taken or order issued by any governmental authority with regard to any Hazardous Material contamination which Tenant is obligated hereunder to remediate. Except as disclosed in any environmental report provided to Tenant by Landlord or as otherwise disclosed to Tenant in writing by Landlord, to Landlord’s actual knowledge no Hazardous Materials currently exist in the Premises in violation of applicable Laws. For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of the property manager for the Building at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord, any of its agents, employees or contractors or any other party related to Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

4.3.3 Definition of Hazardous Materials. As used herein, the term “Hazardous Materials means any hazardous or toxic substances, materials or wastes which are or become regulated by any local governmental authority, the State of Texas or the United States Government, including, without limitation, any materials or substances which are (i) defined or listed as a “hazardous waste, extremely hazardous waste, restricted hazardous waste, hazardous substance hazardous material infectious waste,” “toxic substance,” “medical waste” or “biohazardous waste” under any applicable federal, state or local law or administrative code promulgated thereunder, (ii) petroleum, (iii) asbestos, PCBs and similar compounds, (iv) explosives, or (v) radioactive materials.

4.3.4 Survival. The provisions of this Section 4.3 shall survive the expiration or sooner termination of this Lease.

ARTICLE 5 - SERVICES AND UTILITIES

5.1 Services and Utilities. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below:

(i) Tenant shall be entitled to use the independent heat, ventilation and air conditioning (“HVAC”) currently servicing the Premises (the “HVAC Units”) when necessary for normal comfort for normal office use in the Premises; and prior to Lease commencement, Landlord shall deliver to Tenant a certification that the HVAC Units serving the New Premises are in good working order from a licensed HVAC contractor selected by Tenant.

(ii) adequate electrical wiring and facilities and power for equipment that does not require more than 1 10 volts and whose electrical energy consumption does not exceed standard usage for offices located in other comparable office buildings in the vicinity of the Building, as determined by Landlord. Tenant shall pay directly to the utility company pursuant to the utility company’s separate meters (or to Landlord in the event Landlord provides sub-meters instead of the utility company’s meters), the cost of all electricity provided to and/or consumed in the Premises (including electricity consumed by the HVAC Units), which electricity shall be separately metered, at Tenant’s cost. Landlord shall designate the electricity utility provider from time to time; (iii) city water from the regular Building outlets for drinking, lavatory and toilet purposes; and

(iv) nonexclusive automatic passenger elevator service at all times.

5.2 Janitorial Services, Dumpster. Landlord shall not provide janitorial services to the Premises; provided, however, that Landlord shall maintain one or more dumpsters, in a size as is necessary for Building tenants’ use, and Landlord and Tenant (to the extent within Tenant’s control) shall take commercially reasonable measures to secure the dumpster to prevent unauthorized use of the dumpster by other persons. In the event that the dumpster is found to be too full for Tenant’s use on a regular basis, Tenant shall notify Landlord of such fact, and Landlord shall be given 24 hours to rectify the immediate dumpster problem and 30 days to change the trash collection process in an effort to correct any ongoing issue. At any time, Tenant can secure a dumpster for their own exclusive use at Tenant’s sole expense and Landlord will work to accommodate and maintain adequate space for such dumpster. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for performing all janitorial services and other cleaning of the Premises appropriate to maintain the Premises in a first-class manner consistent with the first-class nature of the Real Property.

5.3 Over standard Tenant Use. Tenant shall not, without Landlord’s prior written consent, not to be unreasonably withheld, conditioned, or delayed, use equipment in the Premises which may increase the water normally furnished for the normal office use for the Premises by Landlord pursuant to the terms of Section 5.1 above. If such consent is given, Landlord (or Landlord’s property manager) shall have the right to install supplementary or additional metering devices to measure the amount of water consumed in the Premises, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord or Landlord’s property manager within ten (10) days after Tenant’s receipt of an invoice therefor. In addition, Tenant shall not use electricity in the Premises in excess of the capacity of the electricity feeders and risers serving the Premises. If Tenant uses water in excess of that required to be supplied by Landlord (or Landlord’s property manager) pursuant to Section 5.1 above, Tenant shall pay to Landlord or Landlord’s property manager, within ten (10) days after billing, (i) the cost of such excess consumption, including a five percent (5%) administrative fee, (ii) the cost of the installation, operation and maintenance of equipment which is installed in order to supply such excess consumption, and (iii) the cost of the increased wear and tear on existing equipment caused by such excess consumption (including, if necessary, the cost of any replacement of such existing equipment necessitated thereby); and Landlord (or Landlord’s property manager) may install devices to separately meter any increased use, and in such event Tenant shall pay the increased cost directly to Landlord or Landlord’s property manager, within ten (10) days after demand, including the cost of installing, maintaining and repairing such additional metering devices and a five percent (5%) administrative fee to cover the additional cost incurred by Landlord in keeping account of any chilled water so consumed.

5.4 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Real Property after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 5.

5.5 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, replacement of lamps, starters and ballasts for the Premises, and additional repairs and maintenance, provided that (i) such services are provided promptly and at a commercially reasonable rate, and (ii) Tenant shall pay to Landlord, within ten (10) days after billing, and as Additional Rent hereunder, the sum of all costs to Landlord of such additional services plus a five percent (5%) administration fee. If Tenant requests such additional services from Landlord and the services are not provided within a reasonable period of time after such request, then Tenant may send written notice of cancellation of such request to Landlord and thereafter engage the appropriate professional to perform such services.

5.6 Access to Building and Parking Facilities. Subject to the other provisions of this Lease (including, without limitation, the Rules and Regulations and any commercially reasonable modifications thereof adopted by Landlord from time to time), Tenant shall be granted access to the Building, the Premises, and the Parking Facilities twenty-four (24) hours per day, seven (7) days per week, every day of the year.

ARTICLE 6 – REPAIRS

6.1 Tenant’s Repairs. Subject to Landlord’s repair obligations in Section 6.2 below, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation: (i) the obligation to repair and maintain (and replace as necessary notwithstanding that such replacements may be considered capital expenditures) all tenant improvements, Alterations, additions, equipment, restrooms, fixtures and furnishings in the Premises (including all of the systems and equipment located within the Premises and the HVAC equipment serving the Premises), all ceilings and items above the ceilings and all floors and items below the floors (but not the floor slabs) of the Premises, all of Tenant’s signs, locks and closing devices, and all window sashes, casements or frames, doors and door frames of the Premises, and all walls and wall coverings, items within walls, and the equipment providing distribution within the Premises of all electricity and all other utilities required for the Premises (including all electrical panels serving the Premises); and (ii) the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures, door closures, cracked or broken glass and appurtenances in the Premises. Tenant shall, at its own cost and expense, enter into regularly scheduled preventive maintenance/service contracts (and with maintenance contractors) approved by Landlord for the maintenance and service of all of the items listed in this Section 6.1 above which Tenant is obligated to maintain. Tenant shall deliver to Landlord full and complete copies of all such contracts entered into by Tenant prior to entering into same. If Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a ten percent (10%) administration fee sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same.

6.2 Landlord’s Repairs. Anything contained in Section 6.1 above to the contrary notwithstanding, Landlord shall maintain or cause to be maintained, as part of Operating Expenses, the common areas of the Project, the structural portions of the roof (including the roof membrane), and the foundation and floor slabs of the Premises and the load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Premises; provided, however, to the extent such maintenance and repairs are caused by the act, neglect, fault of or omission of any duty by Tenant, its agents, contractors, employees, licensees or invitees, Tenant shall pay to Landlord, as Additional Rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable to Tenant for any failure to make any such repairs, or to perform any maintenance hereunder, and there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of or failure to make any repairs, alterations or improvements in or to any portion of the Premises, Building or Real Property or in or to fixtures, appurtenances and equipment therein, unless (i) Landlord fails to exercise commercially reasonable diligence in performing its maintenance and repair obligations hereunder, and (ii) such failure continues for ten (10) or more consecutive days after Tenant notifies Landlord of the needed repair in writing. Tenant hereby waives and releases its right to make repairs any Texas state law, statute, or ordinance now or hereafter in effect.

ARTICLE 7 – ALTERATIONS; NO LIENS; SURRENDER

7.1 Alterations. Tenant may not make any improvements, alterations or changes to the Premises (collectively, the “Alterations”) without first procuring Landlord’s prior written consent thereto, which consent (i) shall be requested by Tenant at least fifteen (15) days prior to the commencement thereof, and (ii) may not be unreasonably withheld, conditioned or delayed; except that Landlord may withhold its consent, in its sole and absolute discretion, with respect to such Alterations which (A) affect any area, or which can be seen from any area, outside the Premises or the Building, and/or (B) affect the structural components or systems and equipment of the Building. If Landlord consents to any Alterations: (A) Tenant shall pay for all costs of such Alterations, including a supervision fee to Landlord equal to five percent (5%) of such costs; (B) all such Alterations and the construction thereof by Tenant shall be in compliance with all applicable Laws and such requirements, rules and regulations as Landlord, in its sole discretion may deem desirable (including the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved and/or designated by Landlord); and (C) such Alterations shall become the property of Landlord upon the expiration or termination of the Lease Term, except that Landlord may require that Tenant, at Tenant’s expense, remove any such Alterations upon the expiration or early termination of this Lease and repair any damage to the Premises and Building caused by such removal. Notwithstanding the foregoing to the contrary, Tenant may make non-structural alterations, additions or improvements to the interior of the Premises (collectively, the “Acceptable Changes”) without Landlord’s consent, provided that (I) Tenant delivers to Landlord written notice of such Acceptable Changes at least fifteen (15) days prior to the commencement thereof, (II) the cost of each such Acceptable Change does not exceed $5,000.00 per job, and the aggregate cost of all Acceptable Changes does not exceed $10,000.00 in any consecutive twelve (12)-month period, (III) such Acceptable Changes shall be performed by or on behalf of Tenant in compliance with the other provisions of this Article 7, (IV) such Acceptable Changes do not require the issuance of a building permit or other governmental approval, (V) such Acceptable Changes do not affect any systems and equipment of the Building, (VI) such Acceptable Changes are not visible from outside the Premises, and (VII) such Acceptable Changes shall be performed by qualified contractors and subcontractors which normally and regularly perform such work in the Comparable Buildings.

Landlord acknowledges that Tenant will need to install ventilation equipment (including, without limitation, exhaust vents and ventilation hoods) in the Premises in connection with Tenant’s performance of the Permitted Use (collectively, the “Ventilation Equipment”) and Tenant shall have the right to install such Ventilation Equipment provided that (i) Tenant obtains Landlord’s prior written consent to the plans, specifications and components thereof, which shall not be unreasonably withheld, conditioned or delayed, and (ii) Tenant otherwise complies with the terms and conditions of this Article 7 with respect to such installation. If the installation of any Ventilation Equipment requires any penetrations in any _portion of the walls located outside of the Premises or in the roof of the Building, then such penetrations (A) must be in a location and of a number as designated by Landlord, in its sole but good faith discretion, (B) may not void, impair or otherwise materially or adversely affect any warranties of the Building (including, without limitation, any roof warranties), and (C) must be performed by a contractor approved by Landlord (in Landlord’s sole discretion).

7.2 No Liens. Tenant shall not cause or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant shall use best efforts to cause it to be immediately released and removed of record. Landlord may at all times post and keep posted on the Premises any notice which it deems necessary for protection from such liens. If any such lien is not released and removed on or before the date notice of such lien is delivered by Landlord to Tenant, Landlord may immediately take all action necessary to release and remove such lien and Tenant shall pay to Landlord all costs associated therewith within thirty (30) days after receipt of an invoice therefor.

7.3 Surrender. No act or thing done by Landlord or any agent or employee of Landlord shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease. Upon the expiration or earlier termination of this Lease, Tenant shall (i) quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear excepted, (ii) remove all personal property owned or installed by Tenant in the Premises and repair, at Tenant’s own expense, all damage caused by such removal, and (iii) to the extent required under Section 7.1 above, remove the Alterations in the Premises.

ARTICLE 8 - INDEMNIFICATION AND INSURANCE

8.1 Indemnification. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its partners and subpartners, and their respective officers, agents, property managers, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage to or loss of property or injury to persons, which damage or injury is sustained by Tenant or by other persons claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant or any such person (collectively, the “Tenant Parties”). Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability including, without limitation, court costs and reasonable attorneys’ fees (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Premises (including Tenant’s installation, placement and removal of Alterations, improvements, and/or other property in, on or about the Premises), and any acts or negligence of Tenant or any Tenant Parties, in, on or about the Premises, Building and Real Property. Notwithstanding the provisions of this Section 8.1 to the contrary: (i) except for lost profits, loss of business or other consequential damages incurred or suffered by Tenant or any of the Tenant Parties, the assumption of risk and release by Tenant in this Section 8.1 above shall not apply to any Claims to the extent resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties and not insured or required to be insured by Tenant under this Lease (collectively, the “Excluded Claims”); and (ii) Tenant’s indemnity of Landlord in this Section 8. I above shall not apply to (A) any Excluded Claims, (B) any loss of or damage to Landlord’s property to the extent Landlord has waived such loss or damage pursuant to Section 8.5 below. Notwithstanding anything to the contrary contained in the foregoing or elsewhere in this Lease, in no event shall Landlord be liable to Tenant for any loss of business, lost profits or other consequential damages resulting from or in connection with this Lease, including any matter related to or arising out of the occupancy or use of the Premises and/or any other areas of the Building or Real Property. This Section 8.1 shall survive the expiration or sooner termination of this Lease.

8.2 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

8.2.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 8.1 above (and with owned and non-owned automobile liability coverage, and liquor liability coverage if alcoholic beverages are served on the Premises), for limits of liability not less than $2,000,000.00 per occurrence and annual aggregate for bodily injury, property damage liability and personal injury liability.

8.2.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) all improvements, alterations and additions now existing or hereafter made to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

8.2.3 Workers’ compensation insurance as required by law, and loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention loss of access to the Premises or to the Building as a result of such perils.

8.3 Landlord Insurance. During the Lease Term, Landlord shall maintain in effect the following insurance:

(i) Physical damage insurance insuring the Building (excluding, at Landlord’s option, the property required to be insured by Tenant pursuant to Section 8.2.2 above) against loss or damage due to fire and other casualties covered within the classification of “all risk” or “special form” coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage on building. Such coverage shall be in such amounts and with such deductibles as Landlord may from time to time determine, and at the option of Landlord, may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Real Property or the ground or underlying lessors of the Real Property, or any portion thereof; and

(ii) Commercial general liability insurance in the amount of at least $2,000,000.00, against claims of bodily injury, personal injury or property damage arising out of Landlord’s operations, assumed liabilities, contractual liabilities, or use of the Building and Real Property, common areas and Parking Area. Such coverages may be carried under blanket insurance policies.

8.4 Form of Policies. The minimum limits of policies of insurance required to be carried by Landlord and Tenant under this Lease shall in no event limit the liability of Landlord or Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 8.1 above; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of Texas; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is noncontributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord; (vi) contain a cross liability endorsement or severability of interest clause reasonably acceptable to Landlord; and (vii) have commercially reasonable deductible amounts. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificates, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 12.1 below, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within thirty (30) days after invoice.

8.5 Subrogation. Each party shall cause its respective insurance companies issuing property damage insurance to waive any rights of subrogation that such companies may have against the other party. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property, but only to the extent the releasing party’s loss or damage is covered under casualty insurance policies in effect at the time of such loss or damage or would have been covered by the casualty insurance required to be carried under Sections 8.2.2 and 8.3(ii) above had the releasing party complied with its applicable insurance obligations thereunder.

ARTICLE 9 - DAMAGE AND DESTRUCTION

If the Premises or Building is damaged by fire or other casualty then Landlord shall notify Tenant in writing (“Landlord’s Damage Notice”) of the estimated time, in Landlord’s reasonable judgment, required to substantially complete the repairs of such damage (the “Landlord’s Restoration Work”). In the event of such damage to the Premises or the Building by fire or other casualty: (i) Landlord may terminate the Lease if either (A) Landlord’s Restoration Work cannot, in Landlord’s opinion, reasonably be substantially completed within one hundred eighty (180) days after Landlord delivers Landlord’s Damage Notice to Tenant (when such repairs are made by a qualified contractor without the payment of overtime or other premiums), or (B) the damage is not fully covered by Landlord’s insurance policies obtained or required to be obtained by Landlord pursuant to Section 8.3(i) above the damage cannot, in the professional judgment of a licensed contractor engaged by Tenant, be substantially completed by the date which is the earlier of the Lease Expiration Date or one hundred eighty (180) days after the date of the damage; and (ii) if such damage is a Tenant Damage Event (as defined hereinbelow), Tenant may terminate this Lease. If either party so elects to terminate this Lease, it must do so by delivering written notice thereof to the other party within thirty (30) days after Landlord’s delivery of Landlord’s Damage Notice, which termination shall be effective upon the date such termination notice is delivered. As used herein, a “Tenant Damage Event” shall mean damage by fire or other casualty to all or a substantial part of the Premises or any common areas of the Building providing access or essential services to the Premises (l) which damage is not the result of the negligence or willful misconduct of Tenant or the Tenant Patties, (2) which damage would entitle Tenant to an abatement of Rent pursuant to the _following provisions of this Article 9, and (3) wherein Landlord’s Restoration Work for such damage cannot, in Landlord’s reasonable judgment, be substantially completed by the date which is the earlier of the expiration of the Lease Term or one hundred eighty (180) days after the date of the damage. If neither party elects to terminate this Lease: (x) Tenant shall assign to Landlord all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 8.2.2 (ii) above with respect to the tenant improvements and Alterations in the Premises; and (y) Landlord shall restore the Base, Shell, and Core of the Premises, the common areas of the Building providing access or essential services to the Premises, and the tenant improvements and Alterations in the Premises (but if the cost of such repair of such tenant improvements and Alterations exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, such excess repair costs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage). Landlord shall not be liable for any inconvenience or annoyance to Tenant, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or the Tenant Parties, Landlord shall allow Tenant a proportionate abatement of Base Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied and used by Tenant as a result thereof. The provisions of this Article 9 constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, any part of the Real Property, and each party hereby waives any applicable Laws with respect to any rights or obligations of such party concerning any such damage or destruction.

ARTICLE 10 - ASSIGNMENT AND SUBLETTING

10.1 Transfers. Except as otherwise provided in Section 10.6 below, Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the material terms of the proposed Transfer and the consideration therefor, including a calculation of the Transfer Premium (as defined below), in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Except as otherwise provided in Section 10.6 below, any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s actual, documented and reasonable legal fees incurred by Landlord (not to exceed $2,000.00 in any one instance), within ten (10) days after written request by Landlord. Landlord shall approve or disapprove of any Transfer (or exercise Landlord’s right to recapture pursuant to Section 10.3 below) by delivery of written notice thereof to Tenant within twenty (20) days after Landlord’s receipt of the Transfer Notice and all other documentation required to be delivered by Tenant in connection with such Transfer pursuant to this Section 10.1.

10.2 Transfer Premium. Except as otherwise provided in Section 10.6 below, if Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of the Transfer Premium received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent, parking charges and other consideration received from such Transferee in excess of the Rent, Additional Rent, parking charges and other consideration payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the actual, reasonable and documented expenses incurred by Tenant for (i) any changes, alterations and improvements made to the Premises, and/or any tenant improvement allowance provided by Tenant to the Transferee, in connection with the Transfer, (ii) any brokerage commissions and advertising expenses in connection with the Transfer, and (iii) reasonable legal fees incurred by Tenant in negotiating the Transfer and obtaining Landlord’s consent thereto. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee in connection with such Transfer.

10.3 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 10, but subject to Section 10.6 below, if Tenant contemplates a Transfer to anyone other than an Affiliate pursuant to and in accordance with Section 10.6 below, and such Transfer, which when aggregated with all prior Transfers (other than prior Transfers to an Affiliate consummated in accordance with Section 10.6 below) pertains to more than twenty-five percent (25%) of the Premises, then Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture shall cancel and terminate this Lease, with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 10.3, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee.

10.4 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or by an authorized officer of Tenant, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of this Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times and upon prior reasonable notice to Tenant to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within ten (10) days after demand, pay the deficiency together with interest thereon at the Interest Rate, and if found understated by more than five percent (5%), Landlord’s cost of such audit.

10.5 Additional Transfers. Except as otherwise provided in Section 10.6 below, for purposes of this Lease, the term “Transfer” shall also include: (i) if Tenant is a partnership (including a limited liability partnership), the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation or limited liability company (j&, whose stock or membership interests are not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares or membership interests of Tenant within a twelve (12)-month period (other than transfer of voting shares or membership interests to other existing members of Tenant upon the death or retirement of the transferring member, or to immediate family members by reason of gift or death) or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

10.6 Non-Transfers. Notwithstanding the foregoing provisions of this Article 10 to the contrary, Tenant may, without Landlord’s approval or consent (i) assign this Lease in its entirety (or sublease all or any portion of the Premises) to any Affiliate of Tenant (as defined below), and/or (ii) enter into any of the transactions deemed an “assignment” pursuant to the provisions of Section 10.5 above (which is other than the dissolution of the partnership without immediate reconstitution thereof described in Section 10.5(i) above) with any such Affiliate, subject to the following conditions: (A) such assignment or sublease is not a subterfuge by Tenant, and such Affiliate was not created, to avoid Tenant’s obligations under this Lease or this Article 10; (B) the Affiliate shall have assets sufficient, in Landlord’s reasonable discretion, to meet (or provide Landlord with a letter of credit or other credit enhancements sufficient to secure) the Affiliate’s obligations under the applicable assignment or sublease immediately after the effective date of the assignment or sublease, and shall continue to use the Premises for the permitted use set forth in this Lease; (C) any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and any assignee under an assignment of this Lease (which for purposes hereof excludes any entity in a transaction involving only the transfer of Tenant’s ownership interests so long as Tenant remains in existence after such transfer) shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord prior to the effective date of such assignment, all the obligations of Tenant under this Lease, and (D) such assignment or sublease shall not relieve Tenant from any of its obligations under this Lease. As used herein, an “Affiliate” shall mean: (l) any entity resulting from a merger or consolidation of Tenant; (2) any entity succeeding to the business and assets of Tenant; or (3) any majority-owned or majority-controlled subsidiary or affiliate of Tenant. Under no circumstances shall any assignment or sublease to an Affiliate pursuant to the provisions of this Section 10.6 be subject to Landlord’s right to receive any Transfer Premium or recapture the Premises pursuant to Sections 10.2 and 10.3 above.

ARTICLE 11- SUBORDINATION

This Lease is subject and subordinate to all present and future ground leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground leases, require in writing that this Lease be superior thereto. Notwithstanding any contrary provision of this Article II, a condition precedent to the subordination of this Lease to any future mortgage, deed of trust or ground lease is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from the mortgagee, beneficiary or lessor under such future instrument. Tenant covenants and agrees if any proceedings are brought for the foreclosure of any such mortgage, or if any ground lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds or ground leases. Tenant waives the provisions of any current or future Laws which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 12 - DEFAULTS AND REMEDIES

12.1 Tenant Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant: (i) any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, where such failure continues for five (5) days after written notice thereof from Landlord to Tenant; (ii) the abandonment of the Premises by Tenant; or (iii) any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, if the nature of Tenant’s obligation is such that more than thirty (30) days are reasonably required for its performance then Tenant shall not be in default under this Lease if Tenant commences such performance within such 30-day period and thereafter diligently pursues the same to completion. Any such notice shall be in lieu of, and not in addition to, any notice required under any applicable Laws. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive:

12.1.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

12.1.2 Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

12.1.3 Enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any reasonable, documented, out-of-pocket expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

12.1.4 Should Landlord at any time terminate this Lease for any Event of Default, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, and the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then-reasonable rental value of the Leased Premises for the remainder of the stated term such difference to be discounted to then-present value at a rate equal to Bank of America Prime plus one percent (1%) all of which amounts shall be immediately due and payable from Tenant to Landlord.

12.1.5 Require all rental payments by “subtenants” (including within that term the third parties occupying various portions of the building located on the Premises under the terms of sublease agreements with Tenant as sub-landlord) which would otherwise be paid to Tenant to be paid directly to Landlord and apply such rentals so paid to or collected by Landlord against any rents or other charges due to Landlord by Tenant hereunder. No direct collection by Landlord from any such “subtenants” shall release Tenant from the further performance of Tenants obligation hereunder. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Failure by Landlord to enforce one or more of the remedies herein provided, upon any event of default shall not be deemed or construed to constitute a waiver of such default or of any other violations or breach of any of the terms, provisions and covenants herein contained. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of the reletting by Landlord as above provided, allowance shall be made for the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession, and for any leasing commissions incurred by Landlord.

12.2 The following provisions of this Section 12.2 shall ove1Tide and control any conflicting provisions of this Lease as well as Section 93.002 of the Texas Property Code of 1990, as well as any successor statute governing the right of a Landlord to change the door locks of commercial tenants. In the event an event of default occurs, Landlord is entitled and is hereby authorized, without any further notice to Tenant whatsoever, to enter upon the Premises by use of a master key, a duplicate key, or other peaceable means, and to change, alter, and/or modify the door locks on all entry doors of the Premises, thereby permanently excluding Tenant and its principals, officers, agents, employees, representatives, invitees, licensees and assignees therefrom. In the event that Landlord has either permanently repossessed the Premises pursuant to the foregoing provisions of this Lease, or has terminated this Lease by reason of Tenant’s default, Landlord shall not thereafter be obligated to provide Tenant with a key to the Premises at any time, regardless of any amounts subsequently paid by the Tenant; provided, however, that in any such instance, during Landlord’s normal business hours and at the convenience of Landlord, and upon receipt of written request from Tenant accompanied by such written waivers and releases as the Landlord may require, Landlord will (at Landlord’s option) either (i) escort Tenant or its authorized personnel to the Premises to retrieve any personal belongings or other property of Tenant not subject to the Landlord’s statutory lien or the lien and security interest granted in this Lease, or (ii) obtain a list from Tenant of such personal property as Tenant intends to remove, whereupon, Landlord shall remove such property and make it available to Tenant at a time and place designated by Landlord. However, if Landlord elects option (ii), Tenant shall pay, in cash in advance, all costs and expenses estimated by Landlord to be incurred in removing such property and making it available to Tenant and all moving and/or storage charges theretofore incurred by Landlord with respect to such property. If Landlord elects to exclude Tenant from the Premises without permanently repossessing or terminating pursuant to the foregoing provisions of this Lease, then Landlord shall not be obligated to provide Tenant a key to re-enter the Premises until such time as all delinquent Rent and other amounts due under this Lease have been paid in full and all other defaults, if any, have been completely cured to Landlord’s satisfaction (if such cure occurs prior to any actual permanent repossession or termination), and Landlord has been given assurance reasonably satisfactory to Landlord evidencing Tenant’s ability to satisfy its remaining obligations under this Lease. During any such temporary period of exclusion, Landlord will, during Landlord’s regular business hours and at Landlord’s convenience, upon receipt of written request from Tenant (accompanied by such written waivers and releases as Landlord may require), escort Tenant or its authorized personnel to the Premises to retrieve personal belongings of Tenant or its employees, and such other property of Tenant as is not subject to the Landlord’s statutory lien or the lien and security interest granted in this Lease.

12.3 The following provisions of this Section 12.3 shall override and control any conflicting provisions of this Lease as well as Section 93.002 of the Texas Property Code of 1990, as well as any successor statute governing the abandonment of the Premises by a commercial tenant. Tenant hereby agrees that Tenant shall be presumed to have abandoned the Premises if (i) Tenant informs Landlord in writing or orally that Tenant intends to cease conducting its business in the Premises for a period of more than fifteen (15) consecutive days or (ii) the Tenant ceases to conduct its business activities on the Premises for a period of more than fifteen (15) consecutive days. Upon the abandonment of the Premises by Tenant, or upon either the termination of this Lease or the Tenant’s right to possession of the Premises, Landlord may remove and store at a location acceptable to the Landlord any property of Tenant that remains on the Premises. The cost of such storage shall be at the expense of Tenant, and payable to Landlord upon demand. Tenant specifically authorizes Landlord to deliver any such property to third parties who make claims against such property or who claim to have a valid security interest in such property superior to the claim of Landlord. Landlord is entitled to rely (without any duty to investigate or corroborate independently such claim) upon any evidence of the rights and claims of such third parties presented to Landlord, which evidence Landlord believes in its sole judgement gives such third parties the right to possess the property, and Tenant hereby releases Landlord and the Landlord Parties from any and all liability, claims, causes of action and damages that Tenant may have because of any action or omission (including negligence) by such parties in connection with the return or delivery of such property to third parties. In addition to Landlord’s other rights and remedies under this Lease or the law, as may exist from time to time, Landlord may dispose in any way of the remaining property left by Tenant in the Premises if Tenant does not physically claim and actually remove such property within fourteen (14) days after the date on which Landlord mails written notice by certified mail to Tenant at Tenant’s last known address as reflected in records of Landlord stating that Landlord has recovered possession of the Premises and intends to dispose of the remaining property of Tenant located therein after such 14-day period. Nothing contained herein, however, shall be deemed to be construed to be a waiver or subordination of Landlord’s statutory or contractual liens hereunder, and Landlord shall not be obligated to return any of Tenant’s property remaining in the Premises after abandonment if such property is covered by any of Landlord’s liens.

12.4 Landlord’s Default. Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if (i) in the event a failure by Landlord is with respect to the payment of money, Landlord fails to pay such unpaid amounts within five (5) days after receipt of notice from Tenant that the same was not paid when due, or (ii) in the event a failure by Landlord is other than (i) above, Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in default under this Lease if Landlord commences such performance within such 30-day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity (provided, however, in no event shall Landlord be liable to Tenant for lost profits, loss of business or other consequential damages).

12.5 No Waiver. Any waiver of any of the terms, provisions and covenants contained in this Lease must be in writing to be deemed effective. The acceptance of any Rent by Landlord following the occurrence of any default by Tenant, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

12.6 Landlord Lien. In addition to the statutory landlord’s lien, Landlord shall have at all times, and Tenant does hereby grant to Landlord, a valid contractual lien and security interest upon all buildings and other improvements of Tenant and upon all goods, wares, equipment, fixtures, furniture and other personal property of the Tenant presently or which may hereafter be situated on the Premises, and all proceeds therefrom, to secure the payment by Tenant of all rentals and other sums of money due hereunder, and such property shall not be removed without the consent of Landlord until all arrearages in rent as well as any other sums of money then due to Landlord hereunder shall first have been paid and discharged. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein or by law, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture and other personal property of Tenant situated on the premises, without liability for trespass or conversion, and sell all or any part of the same at one or more public or private sales after giving Tenant reasonable notice of the time and place of any public sale or sales or of the time after which any private sale or sales are to be made, with or without having such property at the sale, at which Landlord or its assigns may purchase such property to be sold, being the highest bidder therefor. The requirement of reasonable notice to Tenant hereunder shall be met if such notice is given in the manner prescribed in Section 13.16 of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney’s fees and legal expenses) shall be applied as a credit against any sums due by Tenant to Landlord. Any surplus shall be paid to Tenant or as otherwise required by law. In addition to all of its rights hereunder, Landlord shall have all of the rights and remedies of a secured party under the Texas Uniform Commercial Code, as amended. Upon request by Landlord, at any time and from time to time, Tenant agrees to execute and deliver to Landlord financing statements and other instruments in form sufficient to perfect and maintain the security interest of Landlord in the above-mentioned property and proceeds thereof under the provisions of the Texas Uniform Commercial Code.

ARTICLE 13 - MISCELLANEOUS PROVISIONS

13.1 Terms: Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

13.2 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 10 above.

13.3 Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent and on keeping, observing and performing all the other terms, covenants and conditions required under this Lease, Tenant shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

13.4 Transfer of Landlord’s Interest. Landlord has the right to transfer all or any portion of its interest in the Real Property and in this Lease, and in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease arising after such transfer, and Tenant shall look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer.

13.5 Prohibition Against Recording. Neither party shall record this Lease or any writing with respect thereto.

13.6 Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

13.7 Tenant’s Signs. Tenant shall be entitled, at its expense, to one (l) identification sign on or near the entry doors of the Premises only, which signage shall be consistent with the Building’s signage program. Any signs, window coverings or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

13.8 Application of Payments. Landlord may apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

13.9 Time of Essence. Time is of the essence of this Lease and each of its provisions.

13.10 Partial Invalidity: Independent Covenants. If any term, provision or condition contained in this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and shall be valid and enforceable as permitted by law. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

13.11 Landlord Exculpation. Notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable Law to the contrary, the liability of Landlord and the Landlord Parties under this Lease (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited to an amount which is equal to the interest of Landlord in the Real Property, and neither Landlord nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

13.12 Entire Agreement. There are no oral agreements between Landlord and Tenant affecting this Lease and this Lease (i) supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings between the parties, (ii) contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, and (iii) shall be considered to be the only agreement between the parties. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by Landlord and Tenant.

13.13 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building and Real Property as Landlord shall determine in its sole discretion. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Real Property.

13.14 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the “Force Majeure”), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage caused by a Force Majeure.

13.15 Waiver of Redemption. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

13.16 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier service (e.g., Federal Express) or delivered personally (i) to Tenant at the appropriate address set forth in the Preamble, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the address set forth in the Preamble, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (A) on the date delivered or rejected if it is mailed as provided in this Section 13.16, or (B) upon the date personal delivery is made or rejected, or (C) upon the date which is one (l) business day after it is sent by nationally recognized overnight courier, as the case may be.

13.17 Authority. Tenant represents and warrants that Tenant is in good standing and qualified to do business in Texas and has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

13.18 Jury Trial: Attorneys’ Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, (i) THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY, AND (ii) THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY SUCH COSTS AND REASONABLE ATTORNEYS’ FEES AS MAY HAVE BEEN INCURRED.

13.19 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Texas.

13.20 Estoppels. Within ten (10) days following a request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form required by Landlord or any prospective mortgagee or purchaser of the Building. Failure of Tenant to timely execute and deliver such estoppel certificate shall constitute an acceptance of the Premises and an acknowledgment that statements included in the estoppel certificate are true and correct, without exception.

13.21 Broker. Each party hereby warrants to the other party that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting Keller Williams City View, representing Tenant (the “Broker”), and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Broker a commission in connection with this Lease pursuant to a separate agreement between Landlord and the Broker. Each party shall indemnify, defend and hold the other party harmless from and against any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing in connection with this Lease on account of the indemnifying party’s dealings with any real estate broker or agent other than the Broker.

13.22 Entry by Landlord. Landlord may at all reasonable times and upon prior notice to Tenant enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants; (iii) post notices of non-responsibility; or (iv) alter or repair the Premises or the Building if necessary to comply with all applicable Laws, or for structural alterations, repairs or improvements to the Building. No notice shall be required in emergency situations and/or to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any Injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord may use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

13.23 Landlord Renovations. Landlord may, at its option, renovate, improve, or modify (collectively, the “Renovations”) all or any portion of the Real Property, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building and/or the Real Property, which work may create noise, dust or leave debris. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent and Tenant hereby waives all Claims against Landlord arising from such Renovations.

13.24 Parking. Tenant shall have the right during the Lease Term to use up to, but not exceeding, thirty-four (34) unassigned parking spaces, at the prevailing parking rate for unassigned parking spaces in the Building Parking Area (plus all applicable taxes). Landlord currently does not charge for parking in the Building Parking Area but reserves the right to do so in the future at a reasonable rate comparable to other such parking in the immediate geographical area and, in such event, parking charges shall be considered Additional Rent and shall be due and payable monthly without notice or demand, on or before the 1st day of each calendar month. Tenant’s right to use such unassigned parking space, and Tenant’s employees’, customers’, service suppliers’ and/or invitees’ use of the Building Parking Area from time-to-time during the Lease Term, shall at all times be subject to: (i) Landlord’s right to establish reasonable rules and regulations applicable to such use and to exclude any person therefrom who is not authorized to use the same or who violates such rules and regulations; (ii) the rights of Landlord and other tenants in the Building to use the same in common with Tenant and such employees, customers, service suppliers and invitees; (iii) the availability of parking spaces in said Building Parking Area; (iv) Landlord’s right to change the configuration of the parking areas and any assigned and unassigned parking spaces as Landlord determines in its reasonable discretion; and (v) if applicable, the payment of parking rates for the use of any parking spaces in the Building Parking Area at the prevailing visitor parking rates for any parking spaces so used by Tenant and Tenant’s employees, customers, service suppliers and invitees. Landlord shall not be liable for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of its employees, customers, service suppliers or other invitees in connection with their use of the Building Parking Area.

13.25 Rules and Regulations. It is understood and agreed that the Rules and Regulations are supplemental to the terms and conditions of this Lease and shall not be construed or interpreted so as to amend, modify or waive any of the terms or conditions of this Lease. It is further understood and agreed that in the event of any conflict between the terms and conditions of this Lease and the provisions of the Rules and Regulations in force from time to time, then in such event, the terms and conditions of this Lease shall apply.

13.26 Holding Over. If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be a tenancy at sufferance only, and in such case Base Rent shall be payable at a monthly rate equal to twice the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such holdover shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 13.26 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease and such failure continues for at least ten (10) days after such termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from such failure, including, without limitation, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

ARTICLE 14 - EXTENSION OPTION

14.1 Extension Option. Landlord hereby grants Tenant two (2) options (each, an “Extension Option”) to extend the then current Lease Term for a period of three (3) years, each (each, an “Option Term”). Notwithstanding the foregoing, at Landlord’s option, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, an Extension Option shall not be deemed properly exercised if as of the date of delivery of the Exercise Notice (as defined below) for such Extension Option by Tenant, Tenant is in default under the Lease beyond any applicable notice and cure period. Upon the proper exercise of the applicable Extension Option, the then-existing Lease Term shall be extended for the applicable Option Term. Each Extension Option is personal to the original Tenant executing this Lease (the “Original Tenant”) and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of Tenant’s interest in the Lease) if the Original Tenant occupies the entire Premises as of the date of Tenant’s delivery of the Exercise Notice for such Extension Option.

14.2 Option Rent. The annual Base Rent payable by Tenant during each Option Term (the “Option Rent”) shall be equal to the greater of: (i) the annual Base Rent payable by Tenant during the last year of the then-current Lease Term; or (ii) the Fair Market Rental Rate for the Premises. As used herein, the “Fair Market Rental Rate” for purposes of determining the annual Base Rent for the applicable Option Term shall mean the annual base rent at which non-equity tenants, as of the commencement of such applicable Option Term, will be leasing non-sublease, non-equity, unencumbered office space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building Complex and in other comparable medical office buildings located in San Antonio, Texas, taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for such applicable Option Term (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Premises during such applicable Option Term to be determined after taking into account the age, quality and layout of the tenant improvements in the Premises as of the commencement of such applicable Option Term with consideration to the fact that the improvements existing in the Premises are specifically suitable to Tenant).

14.3 Exercise of Option. Each Extension Option shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (“Interest Notice”) to Landlord not more than twelve (12) months nor less than six (6) months prior to the expiration of the then-current Lease Term stating that Tenant may be interested in exercising such Extension Option; (ii) Landlord, within thirty (30) days after receipt of Tenant’s Interest Notice, shall deliver written notice (the “Option Rent Notice”) to Tenant setting forth the Option Rent for the applicable Option Term; and (iii) if Tenant wishes to exercise such Extension Option, Tenant shall, on or before the date (the “Exercise Date”) which is thirty (30) days after Landlord delivers the Option Rent Notice to Tenant, exercise such Extension Option by delivering written notice (“Exercise Notice”) thereof to Landlord. Tenant’s failure to deliver the Interest Notice or Exercise Notice for the applicable Extension Option on or before the applicable delivery dates therefor specified hereinabove, shall be deemed to constitute Tenant’s waiver of such applicable Extension Option and any subsequent Extension Option.

14.4 Determination of Option Rent. Tenant shall have no right to object to the Option Rent for an Option Term provided by Landlord, and if Tenant disagrees with Landlord’s determination of the Option Rent for an Option Term but Landlord and Tenant are unable to resolve such disagreement as to the Option Rent for such Option Term prior to the applicable Exercise Date, then either (i) Tenant shall accept Landlord’s determination of the Option Rent for such Option Term by exercising the Extension Option by delivering Tenant’s Exercise Notice to Landlord on or before the applicable Exercise Date, or (ii) Tenant shall be deemed to have relinquished the Extension Option in question, in which event the Extension Option and any subsequent Extension Option shall be null and void as of the Exercise Date, and Landlord and Tenant shall have no further liability to the other under this Article 14.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:	“Tenant”:

343 West Sunset, LLC,	Village Oaks Pathology Services, P.A.,
a Texas limited liability company	a Texas professional association d/b/a Precision Pathology

By:	/s/ Peter J. Markwardt	By:	/s/ Roby Joyce
Name:	Peter J. Markwardt	Name:	Roby Joyce
Title:	Partner	Title:	President
Date:	07/31/2019	Date: